CONSULTING AGREEMENT



      THIS AGREEMENT is made and entered into as of April 20, 1999, by and between AUTO NETWORK GROUP, INC., an Arizona corporation (the "Company") and DENNIS E. HECKER (the "Consultant").

                              W I T N E S S E T H:

      WHEREAS, on this date, the Company has acquired all of the outstanding capital stock of Walden Remarketing Services, Inc., a Minnesota corporation ("Walden"), which was founded by Consultant and for which Consultant has been the principal executive officer;

      WHEREAS, Consultant has extensive knowledge of the business, employees and customers of Walden Seller and will be invaluable in the transition of the business of Walden to the Company and in maintaining the Company's good relations with Walden's customers; and

      WHEREAS, for their mutual benefit, the Company and Consultant desire to set forth the terms and conditions of future consulting as provided herein,

      NOW, THEREFORE, in consideration of these premises and the mutual covenants and promises set forth herein, the parties hereby agree as follows:

      1. CONSULTING SERVICES. During the three (3) years commencing on the date hereof (the "Consulting Term"), the Company hereby retains Consultant to provide consulting services under this Agreement and Consultant hereby agrees to provide such consulting services and to comply with the other covenants, terms and conditions of this Agreement. Consultant shall (a) use his reasonable efforts to maintain the relationships of the customers of Walden with Walden and the Company, and (b) consult with the Company concerning and provide such other services in connection with the business of Walden as may be specified from time to time by the Company's President or any Vice President. During such Consulting Term, such consulting services requested of Consultant shall not unreasonably interfere with the other activities of Consultant.

      2. COMPENSATION. In consideration of the consulting services of Consultant under paragraph 1 above, the Company grants Consultant an option to purchase 3,000,000 shares of the Company's common stock at $3.00 per share on the terms of the non-qualified stock option agreement attached hereto as Exhibit A. The Company agrees to cause the shares subject to said non-qualified stock option to be registered on an appropriate registration statement and to maintain the effectiveness of such registration statement so long as said non-qualified stock option can be exercised..

      3.    MISCELLANEOUS.

            (a) VALIDITY. Wherever possible, each provision of this Agreement shall be interpreted so that it is valid under applicable law. In case any one or more of the provisions of this Agreement is to any extent found to be invalid, illegal or unenforceable in any respect under applicable law, that provision shall still be effective to the extent it remains valid and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be

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affected or impaired thereby. If, moreover,  any one or more of the restrictions contained in this Agreement is for any reason held excessively broad, it shall be construed or re-written (blue-lined) so as to be enforceable to the extent of the greatest protection to the Company compatible with applicable law.

            (b) APPLICABLE LAW. This Agreement is entered into in the State of Minnesota and shall be construed, interpreted and enforced according to the statutes, rules of law and court decisions of said State without regard to conflict of laws principles.

            (c) AMENDMENTS. This Agreement may be amended or superseded only by an agreement in writing between the Company and Consultant.

            (d) ATTORNEYS' FEES. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and all other costs and expenses of litigation from the other party, which amounts may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which amounts shall be in addition to any other relief which may be awarded.

            (e) ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understandings, whether written or oral, between the parties with respect to the consulting services of Consultant with the Company or Seller. This Agreement shall supersede any and all previously existing employment, compensation, bonus, severance or other terms relating to the employment of Consultant with the Company or Seller.

            (f) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assign of the Company and the estate of Consultant. In the event of the death of Consultant, the Company shall pay any remaining payments under paragraph 2 to Consultant's estate when the same are due to be paid to Consultant.

      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

                                    AUTO NETWORK GROUP, INC.


                                    By  /S/MARK MOLDENHAUER
                                        Mark Moldenhauer, Vice President



                                    /S/DENNIS E. HECKER
                                    Dennis E. Hecker


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